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                                                                    Exhibit 4.1


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of February 2, 1999 by and between DSP GROUP, INC., a Delaware corporation (the "Company"), and MAGNUM TECHNOLOGY LIMITED, a British Virgin Islands corporation or any transferee, acquiror or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 6 hereof (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Purchaser has agreed to purchase 2,300,000 shares of common stock, $.025 par value, of the Company (the "Common Stock") pursuant to that certain Stock Purchase Agreement, dated of even date herewith, by and between the Company and the Purchaser (the "Stock Purchase Agreement"), and as a condition of entering into the Stock Purchase Agreement has required the Company to grant to the Purchaser the rights contained herein.

         NOW, THEREFORE, in consideration of the foregoing recital and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       DEFINITIONS.

         As used in this Agreement, the following capitalized terms shall have the following respective meanings:

         EXCHANGE ACT. The term "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

         PERSON. The term "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         REGISTRABLE SECURITIES. The term "Registrable Securities" shall mean all the Common Stock purchased by and issued to the Purchaser pursuant to the Stock Purchase Agreement; EXCLUDING in all cases, however, any of such securities (i) sold by a Person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement, or (ii) (A) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (B) the registration rights associated with such securities have been terminated pursuant to Section 5 of this Agreement.

         REGISTRATION. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

         REGISTRATION STATEMENT. The term "Registration Statement" shall mean a Registration Statement on Form S-3, or other applicable form, filed by the Company with the SEC under the Securities Act providing for the offer and sale of Registrable Securities.


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         SEC. The term "SEC" shall mean the United States Securities and
Exchange Commission.

         SECURITIES ACT. The term "Securities Act" shall mean the United States Securities Act of 1933, as amended.

2. REGISTRATION RIGHTS.

     2.1. REGISTRATION OF THE REGISTRABLE SECURITIES.

         Pursuant to Section 3.3 of the Stock Purchase Agreement, the Company shall cause to be filed the Registration Statement under the Securities Act to provide for the resale of the Registrable Securities purchased by and issued to the Purchaser. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC prior to six (6) months from the date hereof. In the event that the Purchaser is not permitted to resell the Registrable Securities pursuant to the Registration Statement (due to the Company's non-compliance with its obligations under the Exchange Act or for any other similar reason), the Company shall use its best efforts to cause a Registration Statement on such other appropriate form to be effective within such six (6) month period which will permit the Purchaser to resell the Registrable Securities pursuant to such Registration Statement.

     2.2. UNDERWRITING.

         If the Registration Statement is for an underwritten offering for Common Stock of the Company, the right of the Purchaser to include all or a portion of the Registrable Securities in a registration pursuant to this Section 2 shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. If the Purchaser proposes to distribute the Registrable Securities through such underwriting, it shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company and the Purchaser shall determine the number of shares each Party shall include in such underwriting. If the Purchaser disapproves of the terms of any such underwriting, the Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

     2.3. EXPENSES.

         All expenses incurred in connection with the registration pursuant to this Section 2 (excluding underwriters' or brokers' fees, discounts and commissions), including, without limitation, all federal and blue sky registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and fees and disbursements of counsel for the Purchaser shall be borne by the Company.


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3. REGISTRATION PROCEDURES.

     3.1. OBLIGATIONS OF THE COMPANY.

         In effectuating the registration of the Registrable Securities pursuant to Section 2 of this Agreement, the Company shall:

         (a) Prepare and file with the SEC the Registration Statement, respond as promptly as possible to any comments received from the SEC, and use its best efforts to cause the Registration Statement to become effective pursuant to
Section 2 of this Agreement and, upon the request of the Purchaser, keep the Registration Statement effective for up to two (2) years.

         (b) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement.

         (c) Furnish to the Purchaser such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

         (d) Use diligent best efforts to register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (e) At any time when a prospectus relating thereto is required to be delivered under the Securities Act, notify the Purchaser as promptly as practicable after becoming aware of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (f) Provide a transfer agent and registrant for the Registrable Securities registered pursuant to such Registration Statement not later than the effective date of such registration.

     3.2. OBLIGATIONS OF THE PURCHASER.

         (a) FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 that (i) the Purchaser, prior to the resale of the Registrable Securities, furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to timely effect the registration of their Registrable Securities and


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(ii) the Purchaser cooperate with the Company as reasonably requested by the
Company in connection with the preparation and filing of any Registration Statement hereunder.

         (b) DISCONTINUE SALES. If an event requires the filing of a post effective amendment or supplement to the Registration Statement, the Purchaser shall promptly discontinue any sales of Registrable Securities upon receipt of notice of the occurrence of such event. At the end of the period during which the Company is obligated to keep the Registration Statement current and effective as described in Section 3.1(a), if the Purchaser is still holding shares of Registrable Securities included in the registration, the Purchaser shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares of Registrable Securities covered by such Registration Statement that remain unsold, and the Purchaser shall notify the Company of the number of such shares registered that remain unsold immediately upon receipt of such notice from the Company.


         (c) OBJECTION. The Company shall not file the Registration Statement or any amendments or supplements thereto to which the Purchaser shall reasonably object.

4. INDEMNIFICATION.

         In the event any Registrable Securities are included in the Registration Statement:

     4.1. BY THE COMPANY.

         To the fullest extent permitted by law, the Company will indemnify and hold harmless the Purchaser and any underwriter (as defined in the Securities
Act) for the Purchaser and each person, if any, who controls or is deemed to control the Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act ("Controlling Person"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

         (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

         (b) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

         (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by the Registration Statement;

and the Company will reimburse the Purchaser, underwriter or Controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or


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defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser or partner, officer, director, underwriter or Controlling Person of the Purchaser.

     4.2. BY THE PURCHASER.

         To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls or is deemed to control the Company within the meaning of the Securities Act or the Exchange Act and the underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer or controlling person of the Company or the underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Purchaser expressly for use in connection with such registration; and the Purchaser will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person of the Company or the underwriter, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this section 4.2 shall not apply to amounts paid in settlement of any such loss, claim, damage liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; and PROVIDED FURTHER that the total amounts payable in indemnity by the Purchaser under this section 4.2 in respect of any Violation shall not exceed the net proceeds received by the Purchaser in the registered offering out of which such Violation arises.

     4.3. NOTICE.

         Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER that an indemnified party shall have the right to retain its own counsel, with the fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to


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defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4 resulting from the failure of such notice to have been timely delivered, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.

     4.4. DEFECT ELIMINATED IN FINAL PROSPECTUS.

         The foregoing indemnity agreements of the Company and the Purchaser are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

     4.5. CONTRIBUTION.

         In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Purchaser exercising rights under this Agreement, or any controlling person of the Purchaser, makes a claim for indemnification pursuant to this Section 4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchaser or any such controlling person of the Purchaser in circumstances for which indemnification is provided under this Section 4; then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser is responsible for the portion represented by the percentage that the price of the Registrable Securities offered by and sold under the Registration Statement bears to the price of all other securities offered by and sold under the Registration Statement, if any, and the Company and other sellers, if any, are responsible for the remaining portion; PROVIDED, HOWEVER that, in any such case,
(A) the Purchaser will not be required to contribute any amount in excess of the price of the Registrable Securities offered and sold by the Purchaser pursuant to the Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section II (f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     4.6. SURVIVAL.

         The obligations of the Company and the Purchaser under this Section 4 shall survive the completion of any offering of the Registrable Securities in a registration statement, and otherwise.


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5. TERMINATION OF THE COMPANY'S OBLIGATIONS.

         The Company shall have no obligations pursuant to Sections 3 and 4 with respect to any of the Registrable Securities which the Purchaser decides not to include in the Registration Statement.

6. ASSIGNMENT AND AMENDMENT.

     6.1. ASSIGNMENT.

         Notwithstanding anything herein to the contrary:

         (a) REGISTRATION RIGHTS. The registration rights of the Purchaser under
Section 2 hereof may be assigned to a party who acquires Registrable Securities from the Purchaser (or a Purchaser's permitted assigns) (an "Acquiror/Assignee") only if (i) the Purchaser agrees in writing with the Acquiror/Assignee to assign such rights, and the Company consents to such assignment and is given written notice by the assigning party at the time of such assignment stating the name and address of the Acquiror/Assignee and identifying the securities of the Company as to which the rights in question are being assigned; and (ii) the Acquiror/Assignee agrees in writing with the Company to be bound by all of the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 6.

     6.2. AMENDMENT OF RIGHTS.

         Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser (and/or any of their permitted successors or assigns) holding shares representing a majority of all the Registrable Securities. Any amendment or waiver effected in accordance with this section 6.2 shall be binding upon the Purchaser, a permitted successor of the Purchaser, an Acquiror/Assignee or the Company.

7. GENERAL PROVISIONS.

     7.1. NOTICES.

         Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, if sent by facsimile transmission or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:


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         (a) if to the Purchaser:

             Magnum Technology Limited

             c/o Rothschild Corporate Fiduciary Services Ltd. (Guernsey) P.O. Box 472
             St. Peter's House
             Le Bordage
             St. Peter Port, Guernsey
             Channel Islands GY1 6AX
             Attention: Mr. Nicholas Moss

         (b) if to the Company:

             DSP Group, Inc.
             3120 Scott Boulevard
             Santa Clara, CA 95054
             Fax: 408-__________

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered, if sent by facsimile transmission, upon confirmation of error-free receipt, or when deposited in the mail in the manner set forth above.

     7.2. ENTIRE AGREEMENT.

         This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

     7.3. GOVERNING LAW.

         This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to conflict of laws and choice of law provisions.

     7.4. SEVERABILITY.

         If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.


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     7.5. THIRD PARTIES.

         Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

     7.6. CAPTIONS.

         The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

     7.7. COUNTERPARTS.

         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.8. COSTS AND ATTORNEYS' FEES.

         In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

     7.9. BLACKOUT PERIODS.

         The Purchaser agrees that it will not dispose of any Registrable Securities during any period in which directors of the Company are subject to a "blackout period" or other prohibitions against the sale or disposition of Common Stock.

     7.10. ADJUSTMENTS FOR STOCK SPLITS, ETC.

         Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

     7.11. EXECUTION.

         This Agreement may be executed by facsimile transmission each of which will be deemed an original.

     7.12. REMEDIES.

         In the event of a breach by the Company or by Purchaser, of any of their obligations under this Agreement, the Purchaser or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of


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damages, will be entitled to specific performance of its rights under this
Agreement. The Company and the Purchaser agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.


                                     DSP GROUP, INC.


                                     By:  /s/ IGAL KOHAVI
                                          ---------------------------
                                     Name:  Igal Kohavi
                                     Title:  Chairman of the Board


                                     MAGNUM TECHNOLOGY LIMITED


                                     By:  /s/ ZVI LIMON
                                          ---------------------------
                                     Name:  Zvi Limon
                                     Title:





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